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                     U.S. Securities and Exchange Commission
                             Washington, D. C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 10, 2001

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)


          Delaware                    33-37203-D                13-4093923
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)


                       100 Park Avenue, New York, NY 10017
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (212) 376-8800

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Item 5.   Other Events

     A. Laidlaw Global Securities, Inc. ("LGS") is a wholly owned subsidiary of Laidlaw Global Corporation ("Laidlaw"). Globeshare Group, Inc.("Globeshare"), which owns 100% of the stock of Globeshare, Inc.("GI"), is a majority owned subsidiary of Laidlaw. The Boards of Directors of Laidlaw, Globeshare, and GI, agreed to transfer the brokerage operations of GI to LGS. At the same time, Laidlaw and Globeshare have agreed to offer each stockholder of Globeshare (other than Laidlaw) the opportunity to exchange each share of Globeshare common stock for one share of Laidlaw common stock (the "Exchange Offer").

     The Exchange Offer is being conducted as a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"). Accordingly, the shares of Laidlaw common stock to be issued pursuant to the Exchange Offer are not being registered under the Act. The shares may nevertheless be eligible for transfer pursuant to the terms and conditions of Rule 144 of the Act. Under Rule 144, any shares of Laidlaw common stock received through participation in the Exchange Offer will be subject to a one year restriction on transfer and manner of sale requirements, provided that certain volume limitations stated therein are not being exceeded and that current public information concerning Laidlaw is available at the time of transfer.

     Prior to the initiating the Exchange Offer, approximately 22,566,730 shares of common stock of Laidlaw were outstanding. Globeshare had 22,676,696 shares outstanding of which 6,296,696 shares were owned by private investors who were eligible to participate in the Exchange Offer, and the balance by Laidlaw. Laidlaw's management owned 4,000,000 shares of Globeshare and have exchanged these shares for 4,000,000 shares of Laidlaw. If all holders of Globeshare common stock eligible to participate in the Exchange Offer, a total of 6,296,696 shares of Laidlaw common stock will be issued in the exchange.

     B. Pursuant to a Bridge Loan Agreement with Pacific USA Holdings Corp. ("Lender") dated August 31, 2001, Laidlaw received a $1,450,000 loan from the Lender and issued a 12% secured

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promissory note due November 30, 2001 ("Note"). Repayment of the Note is secured by a pledge of Laidlaw's 81% interest in the outstanding stock of H & R Acquisition Corp. ("HRAC") which owns Howe & Rusling Inc. its asset management business. Proceeds of the Loan will be used to pay off an existing loan secured by a pledge of the HRAC stock ($450,000) and the balance contributed to the working capital of Laidlaw and to LGS and Laidlaw International S.A. (a wholly owned subsidiary) to assure continued compliance of such entities under the net capital requirements of applicable governmental regulatory authorities.

     The Lender is the parent company of Laidlaw's largest shareholder, PUSA Investment Company. In connection with the Loan, Laidlaw issued to the Lender a 2 year warrant to acquire 1,435,000 shares of its common stock at an exercise price of $0.11 per share. In addition, the Lender was also granted certain rights of first refusal relating to future financings by Laidlaw.

     Laidlaw will seek to refinance the Loan before its maturity date will long term financing. There is no assurance that Laidlaw will be able to do so.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                        LAIDLAW GLOBAL CORPORATION


                                        By:  /s/  Harit Jolly
                                             ------------------------
                                                  Harit Jolly
                                                  President


Dated: October 29, 2001